Exhibit 17.2
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             Letter Regarding Director Resignation for Robert Wilson
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TO THE BOARD OF DIRECTORS OF
ADRENALIN CORPORATION

        The undersigned, Robert A. D. Wilson, hereby resigns as a Director, President, Chief Financial Officer and Secretary of ADRENALIN ACQUISITION CORPORATION, a California corporation, effective as of the date hereof.

Dated: December __, 1999


                                          /s/Robert A. D. Wilson
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                                          Robert A. D. Wilson

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